Exhibit 10.2
EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
HILLENBRAND INDUSTRIES, INC.,
AND
BATESVILLE HOLDINGS, INC.
DATED AS OF MARCH 14, 2008

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EMPLOYEE MATTERS AGREEMENT
     This EMPLOYEE MATTERS AGREEMENT (the “Agreement”) is entered into by and between Hillenbrand Industries, Inc., an Indiana corporation (“RemainCo”), and Batesville Holdings, Inc., an Indiana corporation (“SpinCo”), each a “Party” and together, the “Parties.”
WITNESSETH:
     WHEREAS, the Board of Directors of RemainCo has determined that it is in the best interests of RemainCo to distribute its entire ownership interest in SpinCo through a pro-rata distribution of all of the outstanding shares of SpinCo common stock then owned by RemainCo to the holders of RemainCo common stock (the “Distribution”); and
     WHEREAS, to effect the Distribution the Parties entered into that certain Distribution Agreement dated as of March 14, 2008 (as amended or otherwise modified from time to time, the “Distribution Agreement”); and
     WHEREAS, RemainCo and SpinCo desire to enter into this Agreement for the purpose of allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between them.
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1.
DEFINITIONS
     1.1 General. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Distribution Agreement and the following terms shall have the following meanings:
     “Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “Benefit Plan” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, disability or accident insurance plan, workers compensation, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).

     “COBRA” shall mean the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, together with all regulations and proposed regulations promulgated thereunder.
     “Distribution Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “Distribution Date” shall have the meaning ascribed thereto in the Distribution Agreement.
     “DOL” shall mean the U.S. Department of Labor.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” shall mean with respect to any Person, each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.
     “Estimated Pension Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(ii) of this Agreement.
     “Final Pension Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iv) of this Agreement.
     “Final Transfer Date” shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.
     “Force Majeure” shall mean an act of God, civil or military authority, an act of public enemy, war, accident, explosion, earthquake, flood, failure of transportation, strike or other work interruption by either party’s employees, or any other similar cause beyond the reasonable control of either party.
     “Former RemainCo Director” shall mean, as of the Distribution Date, any former director of RemainCo.
     “Former RemainCo Employee” shall mean, as of the Distribution Date, any former employee of RemainCo or a Subsidiary of RemainCo, including individuals to whom long-term disability benefits are being paid under a RemainCo Benefit Plan and retired, deferred vested, nonvested and other terminated individuals, whose active employment with RemainCo or a Subsidiary of RemainCo has ended on or before the Distribution Date, and whose most recent active employment with RemainCo or a Subsidiary of RemainCo was employment by Hill-Rom, Inc., a Subsidiary of Hill-Rom, Inc. or another Subsidiary or former Subsidiary of RemainCo engaged in the RemainCo Core Business (as defined in the Distribution Agreement).

     “Former SpinCo Employee” shall mean, as of the Distribution Date, any former employee of RemainCo or a Subsidiary of RemainCo, including individuals to whom long-term disability benefits are being paid under a RemainCo Benefit Plan and retired, deferred vested, nonvested and other terminated individuals, whose active employment with RemainCo or a Subsidiary of RemainCo has ended on or before the Distribution Date, other than a Former RemainCo Employee.
     “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.
     “Initial Cash Transfer” shall have the meaning ascribed thereto in Section 3.2(b)(iii) of this Agreement.
     “Initial Cash Transfer Date” shall have the meaning ascribed thereto in Section 3.2(b)(iii) of this Agreement.
     “Initial Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iii) of this Agreement.
     “IRS” shall mean the U.S. Internal Revenue Service.
     “NYSE” shall mean the New York Stock Exchange, Inc.
     “Participating Company” shall mean RemainCo or any Person (other than an individual) participating in a RemainCo Benefit Plan.
     “Parties” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “Person” shall mean an individual, a limited or general partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, or a Governmental Authority.
     “Plan Assets” shall mean the assets of the RemainCo Pension Plan allocable to pay the benefits accrued by SpinCo Pension Plan Participants as of the Distribution Date.
     “Post-Distribution RemainCo Option” shall have the meaning ascribed thereto in Section 7.1(c) of this Agreement.
     “RemainCo” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “RemainCo 1996 Stock Plan” shall mean the Hillenbrand Industries, Inc. 1996 Stock Option Plan.
     “RemainCo Actuary” shall mean an independent actuary selected by RemainCo.
     “RemainCo Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the RemainCo Group or any ERISA Affiliate thereof immediately following the Distribution Date.

     “RemainCo Board of Directors’ Deferred Compensation Plan” shall mean the Hillenbrand Industries, Inc. Board of Directors’ Deferred Compensation Plan.
     “RemainCo Deferred Share Account” shall mean the account established for an individual in connection with RemainCo Deferred Shares.
     “RemainCo Deferred Shares” shall mean a general unsecured promise by RemainCo to deliver shares of RemainCo common stock, other than a RemainCo Deferred Stock Award, as described in Sections 6.2(c) and 6.3(b)(ii) of this Agreement.
     “RemainCo Deferred Stock” shall mean the number of shares in an individual’s RemainCo Deferred Stock Account, representing the RemainCo common stock the individual would have a right to receive in accordance with the terms of a RemainCo Deferred Stock Award.
     “RemainCo Deferred Stock Account” shall mean the account established for an individual in connection with a RemainCo Deferred Stock Award.
     “RemainCo Deferred Stock Award” shall mean a deferred stock award (commonly referred to as a restricted stock unit) granted by RemainCo pursuant to the RemainCo Stock Plan, representing a general unsecured promise by RemainCo to deliver shares of RemainCo common stock.
     “RemainCo Employee” shall mean any individual who, immediately following the Distribution Date, remains employed by or will be employed by RemainCo or any member of the RemainCo Group, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).
     “RemainCo Executive Deferred Compensation Program” shall mean the Hillenbrand Industries, Inc. Executive Deferred Compensation Program.
     “RemainCo Group” shall mean RemainCo and the Subsidiaries of RemainCo other than members of the SpinCo Group.
     “RemainCo Option” shall mean an option to purchase shares of RemainCo common stock granted pursuant to the RemainCo Stock Plan or the RemainCo 1996 Stock Plan.
     “RemainCo Participant” shall mean any individual who, immediately following the Distribution Date, is a RemainCo Employee, a Former RemainCo Employee, or a beneficiary, dependent or alternate payee of a RemainCo Employee or Former RemainCo Employee.
     “RemainCo Pension Plan” shall mean the Hillenbrand Industries Pension Plan.
     “RemainCo Pension Trust” shall mean the trust which is part of the RemainCo Pension Plan.

     “RemainCo Post-Distribution Stock Value” shall mean the official NYSE closing price per share of RemainCo common stock on the Distribution Date, if the Distribution is completed at the end of the day, or the day preceding the Distribution Date, if the Distribution is completed at the beginning of the day, with such common stock trading on an “ex-distribution” basis.
     “RemainCo Pre-Distribution Stock Value” shall mean the sum of the RemainCo Post-Distribution Stock Value and the SpinCo Stock Value.
     “RemainCo Price Ratio” shall mean the quotient obtained by dividing the RemainCo Post-Distribution Stock Value by the RemainCo Pre-Distribution Stock Value.
     “RemainCo Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.2 of this Agreement.
     “RemainCo Retained Claim” shall have the meaning ascribed thereto in Section 8.4(a) of this Agreement.
     “RemainCo Retiree Medical Plan” shall have the meaning ascribed thereto in Section 5.3 of this Agreement.
     “RemainCo Sales Executives Plan” shall mean the Hillenbrand Industries, Inc. Sales Executives’ Pension Plan.
     “RemainCo Sales Executives Trust” shall mean the trust which is part of the RemainCo Sales Executives Plan.
     “RemainCo Savings Plan” shall mean the Hillenbrand Industries Savings Plan.
     “RemainCo Savings Trust” shall mean the trust which is part of the RemainCo Savings Plan.
     “RemainCo SERP” shall mean the Hillenbrand Industries, Inc. Supplemental Executive Retirement Plan.
     “RemainCo Severance Plan” shall mean the plan maintained by a member of the RemainCo Group to provide severance benefits.
     “RemainCo Share Ratio” shall mean the quotient obtained by dividing the RemainCo Pre-Distribution Stock Value by the RemainCo Post-Distribution Stock Value.
     “RemainCo Stock Plan” shall mean the Hillenbrand Industries, Inc. Stock Incentive Plan.
     “RemainCo Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.
     “Remaining RemainCo Option” shall have the meaning ascribed thereto in Section 7.1(a) of this Agreement.

     “Revised Pension Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iv) hereof.
     “SpinCo” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “SpinCo Actuary” shall mean an independent actuary selected by SpinCo.
     “SpinCo Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the SpinCo Group or any ERISA Affiliate thereof immediately following the Distribution Date.
     “SpinCo Board of Directors’ Deferred Compensation Plan” shall have the meaning ascribed thereto in Section 6.2(a) of this Agreement.
     “SpinCo Committee” shall mean the committee or committees established by the board of directors of SpinCo to administer its compensation plans.
     “SpinCo Deferred Shares” shall mean a general unsecured promise by SpinCo to deliver shares of SpinCo common stock, which arises as part of the adjustment to RemainCo Deferred Shares in connection with the Distribution as set forth in Sections 6.2(c) and 6.3(b)(ii) of this Agreement.
     “SpinCo Deferred Stock Award” shall mean a deferred stock award (commonly referred to as a restricted stock unit) granted by SpinCo pursuant to the SpinCo Stock Plan representing a general unsecured promise by SpinCo to deliver shares of SpinCo common stock, which award is issued as part of the adjustment to RemainCo Deferred Stock Awards in connection with the Distribution.
     “SpinCo Directors” shall have the meaning ascribed thereto in Section 6.2(a) of this Agreement.
     “SpinCo Employee” shall mean any individual who, immediately following the Distribution Date, is employed by or will be employed by SpinCo or any member of the SpinCo Group, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).
     “SpinCo Executive Deferred Compensation Program” shall have the meaning ascribed thereto in Section 6.3(a) of this Agreement.
     “SpinCo Group” shall mean SpinCo and the Subsidiaries of SpinCo.
     “SpinCo Option” shall have the meaning ascribed thereto in Section 7.1(b) of this Agreement.

     “SpinCo Participant” shall mean an individual who, immediately following the Distribution Date, is a SpinCo Employee, a Former SpinCo Employee, or a beneficiary, dependent or alternate payee of a SpinCo Employee or a Former SpinCo Employee.
     “SpinCo Pension Plan” shall have the meaning ascribed thereto in Section 3.1 of this Agreement.
     “SpinCo Pension Plan Participants” shall have the meaning ascribed thereto in Section 3.1 of this Agreement.
     “SpinCo Pension Trust” shall mean the trust which is part of the SpinCo Pension Plan.
     “SpinCo Price Ratio” shall mean the quotient obtained by dividing the SpinCo Stock Value by the RemainCo Pre-Distribution Stock Value.
     “SpinCo Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.2 of this Agreement.
     “SpinCo Retiree Medical Plan” shall have the meaning ascribed thereto in Section 5.3 of this Agreement.
     “SpinCo Retiree Medical Plan Participants” shall have the meaning ascribed thereto in Section 5.3 of this Agreement.
     “SpinCo Sales Executives Plan” shall have the meaning ascribed thereto in Section 4.2(a) of this Agreement.
     “SpinCo Sales Executives Plan Assets” shall have the meaning ascribed thereto in Section 4.2(b) of this Agreement.
     “SpinCo Sales Executives Plan Participants” shall have the meaning ascribed thereto in Section 4.2(a) of this Agreement.
     “SpinCo Sales Executives Trust” shall mean the trust which is part of the SpinCo Sales Executives Plan.
     “SpinCo Savings Plan” shall have the meaning ascribed thereto in Section 4.1(a) of this Agreement.
     “SpinCo Savings Plan Assets” shall have the meaning ascribed thereto in Section 4.1(b) of this Agreement.
     “SpinCo Savings Plan Participants” shall have the meaning ascribed thereto in Section 4.1(a) of this Agreement.
     “SpinCo Savings Trust” shall mean the trust which is part of the SpinCo Savings Plan.
     “SpinCo SERP” shall have the meaning ascribed thereto in Section 6.1(a) of this Agreement.

     “SpinCo Severance Plan” shall have the meaning ascribed thereto in Section 8.3(a) of this Agreement.
     “SpinCo Share Ratio” shall mean the quotient obtained by dividing the RemainCo Pre-Distribution Stock Value by the SpinCo Stock Value.
     “SpinCo Stock Plan” shall have the meaning ascribed thereto in Section 2.5 of this Agreement.
     “SpinCo Stock Value” shall mean the official NYSE closing price per share of SpinCo common stock on the Distribution Date, if the Distribution is completed at the end of the day, or the day preceding the Distribution Date, if the Distribution is completed at the beginning of the day, with such common stock trading on a “when issued” basis.
     “SpinCo Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.
     “Subsidiary” shall mean, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body, in each case including its successors or assigns; provided, however, that for purposes of this Agreement, no member of the SpinCo Group shall be deemed to be a Subsidiary of any member of the RemainCo Group.
     “Transferred RemainCo Participant” shall have the meaning ascribed thereto in Section 5.1(b)(i) of this Agreement.
     “Transferred SpinCo Participant” shall have the meaning ascribed thereto in Section 5.1(b)(ii) of this Agreement.
     “True-Up Amount” shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.
     “U.S.” shall mean the United States of America.
     1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

ARTICLE 2.
GENERAL PRINCIPLES
     2.1 Assumption and Retention of Liabilities; Related Assets.
          (a) As of the Distribution Date, except as otherwise expressly provided for in this Agreement, RemainCo shall, or shall cause one or more members of the RemainCo Group to, assume or retain and RemainCo hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all liabilities under all RemainCo Benefit Plans, (ii) all liabilities (excluding liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all RemainCo Employees and Former RemainCo Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of any member of the RemainCo Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the RemainCo Group or whose employment or service is or was otherwise primarily associated with the RemainCo Core Business (as defined in the Distribution Agreement)), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the RemainCo Group or SpinCo Group, and (iii) any other liabilities or obligations expressly assigned to RemainCo or any of its affiliates under this Agreement.
          (b) As of the Distribution Date, except as otherwise expressly provided for in this Agreement, SpinCo shall, or shall cause one or more members of the SpinCo Group to, assume or retain and SpinCo hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all liabilities under all SpinCo Benefit Plans, (ii) all liabilities (excluding liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all SpinCo Employees and Former SpinCo Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of any member of the SpinCo Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the SpinCo Group or whose employment or service is or was otherwise primarily associated with the SpinCo Core Business (as defined in the Distribution Agreement)), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the RemainCo Group or SpinCo Group, and (iii) any other liabilities or obligations expressly assigned to SpinCo or any of its affiliates under this Agreement.
          (c) From time to time after the Distribution, SpinCo shall promptly reimburse RemainCo, upon RemainCo’s reasonable request and the presentation by RemainCo of such substantiating documentation as SpinCo shall reasonably request, for the cost of any obligations or liabilities satisfied or assumed by RemainCo or its affiliates that are, or that have been made pursuant to this Agreement, the responsibility of SpinCo or any of its affiliates.

            (d) From time to time after the Distribution, RemainCo shall promptly reimburse SpinCo, upon SpinCo’s reasonable request and the presentation by SpinCo of such substantiating documentation as RemainCo shall reasonably request, for the cost of any obligations or liabilities satisfied or assumed by SpinCo or its affiliates that are, or that have been made pursuant to this Agreement, the responsibility of RemainCo or its affiliates.
     2.2 SpinCo Participation in RemainCo Benefit Plans. Except as otherwise expressly provided for in this Agreement or as otherwise expressly agreed to in writing between the Parties, (i) effective as of the Distribution Date, SpinCo and each member of the SpinCo Group shall cease to be a Participating Company in any RemainCo Benefit Plan, and (ii) each SpinCo Participant and any other service providers of SpinCo or any member of the SpinCo Group (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any member of the SpinCo Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the SpinCo Group), effective as of the Distribution Date, shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any RemainCo Benefit Plan, and RemainCo and SpinCo shall take all necessary action to effectuate each such cessation.
     2.3 Comparable Compensation and Benefits. Except as otherwise expressly provided for in this Agreement or as agreed to by RemainCo, and subject to Section 10.4, SpinCo (acting directly or through its affiliates) initially intends to provide SpinCo Employees with compensation opportunities (including salary, wages, commissions and bonus opportunities) and employee benefits that are generally comparable, in the aggregate, to the compensation opportunities and employee benefits to which such SpinCo Employees were entitled to immediately prior to the Distribution Date.
     2.4 Service Recognition. Except as provided below, (a) SpinCo shall give each SpinCo Participant full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any SpinCo Benefit Plan for such SpinCo Participant’s service prior to the Distribution Date to the same extent such service was recognized by the applicable RemainCo Benefit Plans immediately prior to the Distribution Date, and (b) RemainCo shall give each RemainCo Participant full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any RemainCo Benefit Plan for such RemainCo Participant’s service prior to the Distribution Date to the same extent such service was recognized by the applicable SpinCo Benefit Plans immediately prior to the Distribution Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits under a RemainCo Benefit Plan and a SpinCo Benefit Plan. Notwithstanding the foregoing, unless the Parties otherwise agree in writing, (a) if a RemainCo Participant becomes employed by a member of the SpinCo Group after the Distribution Date, then, except to the extent required by applicable law, such individual’s service with the RemainCo Group will not be recognized for any purpose under any SpinCo Benefit Plan, and (b) if a SpinCo Participant becomes employed by a member of the RemainCo Group after the Distribution Date, then, except to the extent required by applicable law, such individual’s service with the SpinCo Group will not be recognized for any purpose under any RemainCo Benefit Plan. Nothing herein shall limit RemainCo or SpinCo or their respective affiliates from recognizing service in addition to the recognition of service required hereunder, but any such additional service shall not be recognized for purposes of Section 2.6 of this Agreement.
     2.5 Approval by RemainCo As Sole Stockholder. Effective as of the Distribution Date, SpinCo shall have (a) adopted (i) the Hillenbrand, Inc. Stock Incentive Plan (the “SpinCo Stock Plan”) which shall permit the issuance of long-term equity-based incentive awards that have material terms and conditions substantially similar to those long-term incentive awards issued under the RemainCo Stock Plan that are to be substituted with SpinCo long-term incentive awards in connection with the Distribution, (ii) the SpinCo Board of Directors’ Deferred Compensation Plan, and (iii) the SpinCo Executive Deferred Compensation Program, and (b) filed and caused to be effective any and all registration statements and other reports or filings required to register shares for issuance under such plans, including, without limitation, by way of conversion or substitution pursuant to Articles VI or VII of this Agreement. The SpinCo Stock Plan, the SpinCo Board of Directors’ Deferred Compensation Plan, and the SpinCo Executive Deferred Compensation Program shall be approved prior to the Distribution by RemainCo as SpinCo’s sole shareholder.
     2.6 Transfer of Assets. Assets, if any, attributable to the liabilities referenced in the preceding provisions of this Article II shall be allocated (if applicable) as provided in the remaining provisions of this Agreement.
ARTICLE 3.
QUALIFIED DEFINED BENEFIT PLANS
     3.1 Establishment of SpinCo Pension Plan. Effective as of the Distribution Date, SpinCo shall, or shall have caused one or more members of the SpinCo Group to, establish a defined benefit pension plan and related trust to provide retirement benefits to SpinCo Participants who immediately prior to the Distribution Date were participants in, or entitled to present or future benefits (except as provided in Section 3.2(d) of this Agreement, whether or not vested) under, the RemainCo Pension Plan (such defined benefit pension plan, the “SpinCo Pension Plan” and such SpinCo Participants, the “SpinCo Pension Plan Participants”). SpinCo shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain and administer the SpinCo Pension Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Notwithstanding the foregoing, until the Initial Cash Transfer Date, all benefits payable to SpinCo Pension Plan Participants (including benefits that have accrued under the SpinCo Pension Plan following the Distribution Date) shall be paid on behalf of the SpinCo Pension Plan from the RemainCo Pension Trust, and following the Initial Cash Transfer Date, all benefits payable to SpinCo Pension Plan Participants (including benefits that have accrued under the RemainCo Pension Plan) shall be paid from the SpinCo Pension Trust. SpinCo (acting directly or through one or more members of the SpinCo Group) shall be responsible for any and all liabilities (including liability for funding) and other obligations with respect to the SpinCo Pension Plan.

     3.2 SpinCo Pension Plan Participants.
          (a) Assumption of RemainCo Pension Plan Liabilities. Subject to the Plan Asset transfer described in Section 3.2(b), SpinCo (acting directly or through a member of the SpinCo Group) hereby agrees to cause the SpinCo Pension Plan effective as of the Distribution Date to assume, fully perform, pay and discharge, all liabilities under the RemainCo Pension Plan relating to all SpinCo Pension Plan Participants as of the Distribution Date (inclusive of benefits paid by the RemainCo Pension Plan to SpinCo Pension Plan Participants following the Distribution Date, but prior to the date of the Initial Cash Transfer in accordance with Section 3.1).
          (b) Transfer of RemainCo Pension Plan Assets.
               (i) The Parties agree that the Plan Assets and any related earnings or losses shall be determined and transferred to the SpinCo Pension Trust in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, Section 208 of ERISA and the assumptions and valuation methodology which the Pension Benefit Guaranty Corporation would have used under Section 4044 of ERISA as of the Distribution Date as set forth in Exhibit A to this Agreement. Any surplus assets under the RemainCo Pension Plan (i.e., any assets held under the RemainCo Pension Plan that are in excess of the assets required to be allocated to the RemainCo Pension Plan and the SpinCo Pension Plan in accordance with the preceding sentence) shall be transferred to the SpinCo Pension Trust in the same proportion as the other assets of the RemainCo Pension Trust are transferred to the SpinCo Pension Trust in accordance with the succeeding provisions of this subsection (b)). No later than thirty (30) days prior to the Initial Cash Transfer Date, RemainCo and SpinCo (acting directly or through their respective affiliates) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of assets and liabilities from the RemainCo Pension Plan to the SpinCo Pension Plan.
               (ii) Prior to the Distribution Date (or such later time as mutually agreed by the Parties), RemainCo shall cause the RemainCo Actuary to determine the estimated value, as of the Distribution Date, of the Plan Assets to be transferred pursuant to Section 3.2(b)(i) of this Agreement to the SpinCo Pension Trust (the “Estimated Pension Plan Transfer Amount”).
               (iii) Not later than ninety (90) Business Days following the Distribution Date (or such later time as mutually agreed by the Parties), RemainCo and SpinCo (each acting directly or through their respective affiliates) shall cooperate in good faith to cause an initial transfer of Plan Assets (the date of such transfer, the “Initial Cash Transfer Date”) from the RemainCo Pension Trust to the SpinCo Pension Trust in an amount equal to ninety percent (90%) of the Estimated Pension Plan Transfer Amount (the “Initial Cash Transfer,” and such amount, the “Initial Transfer Amount”). RemainCo shall satisfy its obligation pursuant to this Section 3.2(b)(iii) by causing the RemainCo Pension Trust to transfer Plan Assets in kind to the extent practicable equal to the Initial Transfer Amount consisting of a pro rata percentage of all investments under the

RemainCo Pension Plan and to transfer the balance of the Initial Transfer Amount in cash.
               (iv) Within one hundred eighty (180) days (or such later time as mutually agreed by the Parties) following the Distribution Date, RemainCo shall cause the RemainCo Actuary to provide SpinCo with a revised calculation of the value, as of the Distribution Date, of the Plan Assets to be transferred to the SpinCo Pension Trust determined in accordance with the assumptions and valuation methodology set forth on Exhibit A attached hereto (the “Revised Pension Plan Transfer Amount”). Upon written notice to RemainCo, which must be given within thirty (30) days after SpinCo receives the Revised Pension Plan Transfer Amount from the RemainCo Actuary, SpinCo may submit, at its sole cost and expense, the Revised Pension Plan Transfer Amount to the SpinCo Actuary for verification; provided, that such verification process and any calculation performed by the SpinCo Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Exhibit A to this Agreement. In order to perform such verification, upon request from SpinCo, the SpinCo Actuary will receive the data and additional detailed methodology used to calculate the Initial Transfer Amount and the Revised Pension Plan Transfer Amount (if reasonably needed) from the RemainCo Actuary. SpinCo will be responsible for the cost and expense of the SpinCo Actuary and RemainCo will be responsible for the cost and expense for the RemainCo Actuary for such data transfer. In the event the SpinCo Actuary determines that the value, as of the Distribution Date, of the Plan Assets to be transferred to the SpinCo Pension Plan differs from the Revised Pension Plan Transfer Amount, the SpinCo Actuary shall identify in writing to the RemainCo Actuary all objections to the determination within sixty (60) days (or such longer period as mutually agreed by the Parties) following provision of the calculation of the Revised Pension Plan Transfer Amount to SpinCo pursuant to the first sentence of this paragraph (iv), and the SpinCo Actuary and RemainCo Actuary shall use good faith efforts to reconcile any such difference. If the SpinCo Actuary and the RemainCo Actuary fail to reconcile such difference, the SpinCo Actuary and the RemainCo Actuary shall jointly designate a third, independent actuary whose calculation of the value, as of the Distribution Date, of the Plan Assets to be transferred to the SpinCo Pension Trust shall be final and binding; provided, that such calculation must be performed within sixty (60) days (or such longer period as mutually agreed by the Parties) following designation of such third actuary and in accordance with the assumptions and valuation methodology set forth on Exhibit A to this Agreement; and provided, further, that such value shall be between the value determined by the SpinCo Actuary and the Revised Pension Plan Transfer Amount or equal to either such value. RemainCo and SpinCo shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. If (i) within thirty (30) days after SpinCo receives the Revised Pension Plan Transfer Amount from the RemainCo Actuary, SpinCo has not given RemainCo written notice that SpinCo is submitting the Revised Pension Plan Transfer Amount to the SpinCo Actuary for verification, or (ii) the SpinCo Actuary does not identify in writing to the RemainCo Actuary any objections to the determination of the Revised Pension Plan Transfer Amount within the time period described above, the Revised Pension Plan Transfer Amount shall be deemed to have been approved by SpinCo, and such amount shall be deemed to be the Final Pension Plan Transfer Amount (as defined below) and to have been determined as of the last day of the period during which the condition set forth in (i) or (ii) above that has not been satisfied could have been satisfied. The final, verified value, as of the Distribution Date, of the Plan Assets to be transferred to the SpinCo Pension Trust as determined in accordance with this Section 3.2(b)(iv) shall be referred to herein as the “Final Pension Plan Transfer Amount.”
               (v) Within forty-five (45) days (or such later time as mutually agreed by the Parties) following the determination of the Final Pension Plan Transfer Amount, RemainCo shall cause the RemainCo Pension Trust to transfer to the SpinCo Pension Trust (the date of such transfer, the “Final Transfer Date”) an amount equal to (A) the Final Pension Plan Transfer Amount minus (B) the Initial Transfer Amount minus (C) any amounts that the RemainCo plan paid with respect to SpinCo participants after the Distribution Date and prior to the Initial Cash Transfer as described in Article 3.1 (such difference, as adjusted to reflect earnings or losses as described below, the “True-Up Amount”); provided, that, in the event the True-Up Amount is negative, RemainCo shall not be required to cause any such additional transfer and instead SpinCo shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by RemainCo in its discretion, assets in kind) from the SpinCo Pension Trust to the RemainCo Pension Trust in amount equal to the True-Up Amount. The Parties acknowledge that the RemainCo Pension Trust’s transfer of the True-Up Amount to the SpinCo Pension Trust shall be in full settlement and satisfaction of the obligations of RemainCo to cause the transfer of, and the RemainCo Pension Trust to transfer, Plan Assets to the SpinCo Pension Plan pursuant to this Section 3.2(b)(v). The True-Up Amount shall be paid from the RemainCo Pension Trust to the SpinCo Pension Trust, as determined by RemainCo in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the RemainCo Pension Plan for the period commencing on the Distribution Date and ending on the last calendar day of the month ending immediately prior to the Final Transfer Date. Earnings or losses for the period from such last day of the month to the Final Transfer Date shall be based on the actual rate of return of the RemainCo Pension Plan during the last calendar month ending immediately prior to the Final Transfer Date determined as of the date that is as close as administratively practicable to the Final Transfer Date. In the event that SpinCo is obligated to cause the SpinCo Pension Trust to reimburse the RemainCo Pension Trust pursuant to this Section 3.2(b)(v), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the True-Up Amount. The Parties acknowledge that the SpinCo Pension Trust’s transfer of such reimbursement amount to the RemainCo Pension Trust shall be in full settlement and satisfaction of the obligations of SpinCo to cause the transfer of, and the SpinCo Pension Trust to transfer, assets to the RemainCo Pension Trust pursuant to this Section 3.2(b)(v).
          (c) Continuation of Elections. Effective as of the Distribution Date, SpinCo (acting directly or through a member of the SpinCo Group) shall cause the SpinCo Pension Plan to recognize and maintain all existing elections, including, but not limited to, beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to SpinCo Pension Plan Participants under the RemainCo Pension Plan.
          (d) Terminated Non-Vested Employees. Notwithstanding anything herein to the contrary, the RemainCo Pension Plan will retain all liabilities (if any) earned under the RemainCo Pension Plan in respect of any Former RemainCo Employee, and the SpinCo Pension plan will assume and retain all liabilities (if any) earned under the RemainCo Pension Plan in respect of any Former SpinCo Employee.
ARTICLE 4.
QUALIFIED DEFINED CONTRIBUTION PLANS
     4.1 RemainCo Savings Plan; SpinCo Savings Plan.
          (a) Establishment of the SpinCo Savings Plan. Effective as of the Distribution Date, SpinCo shall, or shall have caused one or more members of the SpinCo Group to, establish a defined contribution plan and related trust for the benefit of SpinCo Participants who immediately prior to the Distribution Date were participants in, or entitled to present or future benefits under, the RemainCo Savings Plan (such defined contribution plan, the “SpinCo Savings Plan” and such SpinCo Participants, the “SpinCo Savings Plan Participants”). SpinCo shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the SpinCo Savings Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. SpinCo (acting directly or through one or more members of the SpinCo Group) shall be responsible for any and all liabilities and other obligations with respect to the SpinCo Savings Plan.
          (b) Transfer of RemainCo Savings Plan Assets. Not later than thirty (30) days following the Distribution Date (or such later time as mutually agreed by the Parties), RemainCo shall cause the trustee for the RemainCo Savings Trust to transfer in-kind the assets underlying the account balances (including any unvested balances, outstanding loan balances and forfeitures) held in the RemainCo Savings Trust for the SpinCo Savings Plan Participants (the “SpinCo Savings Plan Assets”) to the SpinCo Savings Trust, and SpinCo shall cause the SpinCo Savings Trust to accept the transfer of the SpinCo Savings Plan Assets. Effective as of the date of such transfer, SpinCo shall assume and fully perform, pay and discharge, all obligations of the RemainCo Savings Plan relating to the accounts of SpinCo Savings Plan Participants (to the extent the assets related to those accounts are actually transferred from the RemainCo Savings Trust to the SpinCo Savings Trust). The transfer of assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.
          (c) Continuation of Elections. Effective as of the Distribution Date, SpinCo (acting directly or through one or more members of the SpinCo Group) shall cause the SpinCo Savings Plan to recognize and maintain all existing elections, including, but not limited to, deferral, investment, and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo Savings Plan

Participants under the RemainCo Savings Plan, to the extent such election or designation is available under the SpinCo Savings Plan.
          (d) Form 5310-A. No later than thirty (30) days prior to the date of the transfer of assets as contemplated under Section 4.1(b), RemainCo and SpinCo (each acting directly or through their respective affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of assets and liabilities from the RemainCo Savings Plan to the SpinCo Savings Plan as discussed in this Article IV.
          (e) Contributions as of the Distribution Date. All contributions payable to the RemainCo Savings Plan with respect to employee and employer contributions for SpinCo Savings Plan Participants through the Distribution Date, determined in accordance with the terms and provisions of the RemainCo Savings Plan, ERISA and the Code, shall be paid to the RemainCo Savings Plan prior to the date of the asset transfer described in Section 4.1(b) of this Agreement.
     4.2 RemainCo Sales Executives Plan; SpinCo Sales Executives Plan.
          (a) Establishment of the SpinCo Sales Executives Plan. Effective as of the Distribution Date, SpinCo shall, or shall have caused one or more members of the SpinCo Group to, establish a defined contribution plan and related trust for the benefit of SpinCo Participants who immediately prior to the Distribution Date were participants in, or entitled to present or future benefits under, the RemainCo Sales Executives Plan (such defined contribution plan, the “SpinCo Sales Executives Plan” and such SpinCo Participants, the “SpinCo Sales Executives Plan Participants”). SpinCo shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the SpinCo Sales Executives Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. SpinCo (acting directly or through one or more members of the SpinCo Group) shall be responsible for any and all liabilities and other obligations with respect to the SpinCo Sales Executives Plan.
          (b) Transfer of RemainCo Sales Executives Plan Assets. Not later than thirty (30) days following the Distribution Date (or such later time as mutually agreed by the Parties), RemainCo shall cause the trustee for the RemainCo Sales Executives Trust to transfer in-kind the assets underlying the account balances (including any unvested balances, outstanding loan balances and forfeitures) held in the RemainCo Sales Executives Trust for the SpinCo Sales Executives Plan Participants (the “SpinCo Sales Executives Plan Assets”) to the SpinCo Sales Executives Trust, and SpinCo shall cause the SpinCo Sales Executives Trust to accept the transfer of the SpinCo Sales Executives Plan Assets. Effective as of the date of such transfer, SpinCo shall assume and fully perform, pay and discharge, all obligations of the RemainCo Sales Executives Plan relating to the accounts of SpinCo Sales Executives Plan Participants (to the extent the assets related to those accounts are actually transferred from the RemainCo Sales Executives Trust to the SpinCo Sales Executives Trust). The transfer of assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.

          (c) Continuation of Elections. Effective as of the Distribution Date, SpinCo (acting directly or through one or more members of the SpinCo Group) shall cause the SpinCo Sales Executives Plan to recognize and maintain all existing elections, including, but not limited to, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo Sales Executives Plan Participants under the RemainCo Sales Executives Plan, to the extent such election or designation is available under the SpinCo Sales Executives Plan.
          (d) Form 5310-A. No later than thirty (30) days prior to the date of the transfer of assets as contemplated under Section 4.2(b), RemainCo and SpinCo (each acting directly or through their respective affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of assets and liabilities from the RemainCo Sales Executives Plan to the SpinCo Sales Executives Plan as discussed in this Article IV.
ARTICLE 5.
HEALTH AND WELFARE PLANS
     5.1 Health And Welfare Plans.
          (a) Establishment of the SpinCo Welfare Plans. Prior to January 1, 2008, RemainCo maintained each of the health and welfare plans set forth on Exhibit B attached hereto (collectively, the “RemainCo Welfare Plans” and individually, a “RemainCo Welfare Plan”) for the benefit of eligible RemainCo Participants and SpinCo Participants. Effective as of January 1, 2008, SpinCo adopted, for the benefit of individuals who would have been SpinCo Participants on such date if such date were the Distribution Date, health and welfare plans, the terms of which are substantially comparable, in the aggregate, to the applicable terms of the RemainCo Welfare Plans as in effect immediately prior to January 1, 2008 (collectively, the “SpinCo Welfare Plans” and individually, a “SpinCo Welfare Plan”).
          (b) Terms of Participation in RemainCo Welfare Plans and SpinCo Welfare Plans.
               (i) RemainCo Welfare Plans. With respect to any individual who, on or after January 1, 2008 and prior to the Distribution Date, transfers employment from the SpinCo Group to the RemainCo Group and who is listed on Exhibit C, (each such individual a “Transferred RemainCo Participant”), RemainCo (acting directly or through one or more members of the RemainCo Group) shall cause all RemainCo Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to such individuals, other than limitations that were in effect with respect to such individuals as of the date of each such individual’s transfer to the RemainCo Group under the analogous SpinCo Welfare Plans, (ii) honor any deductibles, out-of-pocket maximums, and co-payments incurred by such individuals under the SpinCo Welfare Plans in satisfying any applicable deductibles, out-of-pocket maximums or co-payments under a RemainCo Welfare Plan during the same plan year in which such deductibles, out-of-pocket maximums and co-payments were made, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such individuals following the date of each such individual’s transfer to the RemainCo Group to the extent such individual had satisfied any similar limitation under the analogous SpinCo Welfare Plan.
               (ii) SpinCo Welfare Plans. With respect to any individual who, on or after January 1, 2008 and prior to the Distribution Date, transfers employment from the RemainCo Group to the SpinCo Group and who is listed on Exhibit D (each such individual a “Transferred SpinCo Participant”), SpinCo (acting directly or through one or more members of the SpinCo Group) shall cause all SpinCo Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to such Transferred SpinCo Participants, other than limitations that were in effect with respect to such Transferred SpinCo Participants as of the date of each such Transferred SpinCo Participant’s transfer to the SpinCo Group under the analogous RemainCo Welfare Plans, (ii) honor any deductibles, out-of-pocket maximums, and co-payments incurred by such Transferred SpinCo Participants under the RemainCo Welfare Plans in satisfying any applicable deductibles, out-of-pocket maximums or co-payments under a SpinCo Welfare Plan during the same plan year in which such deductibles, out-of-pocket maximums and co-payments were made, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such Transferred SpinCo Participants following the date of each such Transferred SpinCo Participant’s transfer to the SpinCo Group to the extent such Transferred SpinCo Participant had satisfied any similar limitation under the analogous RemainCo Welfare Plan.
          (c) Continuation of Elections.
               (i) Transferred RemainCo Participants. As of the date of each Transferred RemainCo Participant’s transfer to the RemainCo Group, RemainCo (acting directly or through a member of the RemainCo Group) shall cause the RemainCo Welfare Plans to recognize and maintain all elections and designations (including all coverage and contribution elections and beneficiary designations) made by such Transferred RemainCo Participant under, or with respect to, the SpinCo Welfare Plans and apply such elections and designations under the RemainCo Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding RemainCo Welfare Plan.
               (ii) Transferred SpinCo Participants. As of the date of each Transferred SpinCo Participant’s transfer to the SpinCo Group, SpinCo (acting directly or through a member of the SpinCo Group) shall cause the SpinCo Welfare Plans to recognize and maintain all elections and designations (including all coverage and contribution elections and beneficiary designations) made by such Transferred SpinCo Participant under, or with respect to, the RemainCo Welfare Plans and apply such elections and designations under the SpinCo Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding SpinCo Welfare Plan.

          (d) COBRA and HIPAA. Effective as of January 1, 2008, the SpinCo Welfare Plans assumed responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to SpinCo Participants who, as of December 31, 2007, were covered under a RemainCo Welfare Plan pursuant to COBRA or who had a COBRA qualifying event (as defined in Code Section 4980B) prior to December 31, 2007. The Parties hereto agree that neither the Distribution nor any transfers of employment that occur as of the Distribution Date or otherwise in connection with the Distribution shall constitute a COBRA qualifying event for purposes of COBRA; provided, that, in all events, (i) SpinCo (acting directly or through a member of the SpinCo Group) shall assume, or shall have caused the SpinCo Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to the Transferred SpinCo Participants to the extent each such individual was, as of the day prior to his or her transfer of employment, covered under a RemainCo Welfare Plan pursuant to COBRA or who had a COBRA qualifying event (as defined in Code Section 4980B) prior to his or her transfer of employment, and (ii) RemainCo (acting directly or through a member of the RemainCo Group) shall assume, or shall have caused the RemainCo Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to the Transferred RemainCo Participants to the extent each such individual was, as of the day prior to his or her transfer of employment, covered under a SpinCo Welfare Plan pursuant to COBRA or who had a COBRA qualifying event (as defined in Code Section 4980B) prior to his or her transfer of employment. RemainCo (acting directly or through a member of the RemainCo Group) shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the RemainCo Welfare Plans with respect to SpinCo Participants.
          (e) Liabilities.
               (i) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, (A) RemainCo shall cause the RemainCo Welfare Plans to fully perform, pay and discharge all claims of RemainCo Participants and SpinCo Participants that are incurred prior to January 1, 2008; (B) RemainCo shall cause the RemainCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by RemainCo Participants; and (C) SpinCo shall cause the SpinCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by SpinCo Participants. Notwithstanding the foregoing, (i) with respect to Transferred RemainCo Participants and their beneficiaries, dependents and alternate payees, SpinCo shall cause the SpinCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by such individuals to the extent that, at the time a claim is incurred, the Transferred RemainCo Participant is an employee of a member of the SpinCo Group, and (ii) with respect to Transferred SpinCo Participants and their beneficiaries, dependents and alternate payees, RemainCo shall cause the RemainCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by such individuals to the extent that, at the time a claim is incurred, the Transferred SpinCo Participant is an employee of a member of the RemainCo Group.
               (ii) Self-Insured Benefits. With respect to employee welfare and fringe benefits that are provided on a self-insured basis (other than short-term disability benefits), (A) RemainCo shall cause the RemainCo Welfare Plans to fully perform, pay and discharge all claims of RemainCo Participants and SpinCo Participants that are incurred (but not reported) prior to January 1, 2008, provided, however, that SpinCo shall reimburse RemainCo for all such claims paid by RemainCo with respect to an individual who, at the time the claim was incurred, was an employee (or a beneficiary, dependent or alternate payee of an employee) of a member of the SpinCo Group; (B) RemainCo shall cause the RemainCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by RemainCo Participants; and (C) SpinCo shall cause the SpinCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by SpinCo Participants. Notwithstanding the foregoing, (i) with respect to Transferred RemainCo Participants and their beneficiaries, dependents and alternate payees, SpinCo shall cause the SpinCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by such individuals to the extent that, at the time a claim is incurred, the Transferred RemainCo Participant is an employee of a member of the SpinCo Group, and (ii) with respect to Transferred SpinCo Participants and their beneficiaries, dependents and alternate payees, RemainCo shall cause the RemainCo Welfare Plans to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by such individuals to the extent that, at the time a claim is incurred, the Transferred SpinCo Participant is an employee of a member of the RemainCo Group. Notwithstanding anything herein to the contrary, with respect to short-term disability benefits, RemainCo shall cause the appropriate RemainCo Welfare Plan to fully perform, pay and discharge all claims for benefits for RemainCo Participants who are eligible for such benefits as of the Distribution Date, and SpinCo shall cause the appropriate SpinCo Welfare Plan to fully perform, pay and discharge all claims for benefits for SpinCo Participants who are eligible for such benefits as of the Distribution Date.
               (iii) Incurred Claim Definition. For purposes of this Section 5.1(e), a claim or liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or liability; (C) with respect to long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or liability; and (D) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.
     5.2 Reimbursement Account Plan. Effective as of January 1, 2008, SpinCo established a health, dependent care, and adoption reimbursement account plan (the “SpinCo Reimbursement Account Plan”) with features that are comparable to those contained in the health, dependent care, and adoption reimbursement account plan maintained by RemainCo immediately prior to January 1, 2008 (the “RemainCo Reimbursement Account Plan”). RemainCo shall cause the RemainCo Reimbursement Account Plan to fully perform, pay and discharge all claims of RemainCo Participants and SpinCo Participants that are incurred (but not reported) prior to January 1, 2008. Except as provided below with respect to Transferred RemainCo Participants and Transferred SpinCo Participants, RemainCo shall cause the RemainCo Reimbursement Account Plan to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by each individual who, at the time the claim is incurred, is an employee (or a beneficiary, dependent or alternate payee of an employee) of a member of the RemainCo Group. Except as provided below with respect to Transferred RemainCo Participants and Transferred SpinCo Participants, SpinCo shall cause the SpinCo Reimbursement Account Plan to fully perform, pay and discharge all claims that are incurred on or after January 1, 2008 by each individual who, at the time the claim is incurred, is an employee (or a beneficiary, dependent or alternate payee of an employee) of a member of the SpinCo Group. No more than 45 days following the Distribution Date, RemainCo shall cause to be transferred to SpinCo an amount in cash equal to (i) the sum of all contributions to the RemainCo Reimbursement Account Plan made with respect to calendar year 2008 by or on behalf of all Transferred SpinCo Participants for periods before the date of each such Transferred SpinCo Participant’s transfer to the SpinCo Group, reduced by (ii) the sum of all claims incurred in calendar year 2008 and paid by the RemainCo Reimbursement Account Plan with respect to all such Transferred SpinCo Participants, and the SpinCo Reimbursement Account Plan shall fully perform, pay and discharge all claims submitted by Transferred SpinCo Participants on or after the date of the cash transfer; provided, however, that if the amount described in (ii) above is greater than the amount described in (i) above, SpinCo shall cause to be transferred to RemainCo an amount in cash equal to the excess of (ii) over (i). No more than 45 days following the Distribution Date, SpinCo shall cause to be transferred to RemainCo an amount in cash equal to (i) the sum of all contributions to the SpinCo Reimbursement Account Plan made with respect to calendar year 2008 by or on behalf of all Transferred RemainCo Participants for periods before the date of each such Transferred RemainCo Participant’s transfer to the RemainCo Group, reduced by (ii) the sum of all claims incurred in calendar year 2008 and paid by the SpinCo Reimbursement Account Plan with respect to all such Transferred RemainCo Participants, and the RemainCo Reimbursement Account Plan shall fully perform, pay and discharge all claims submitted by Transferred RemainCo Participants on or after the date of the cash transfer; provided, however, that if the amount described in (ii) above is greater than the amount described in (i) above, RemainCo shall cause to be transferred to SpinCo an amount in cash equal to the excess of (ii) over (i). All assets or obligations relating to all participants in the RemainCo Reimbursement Account Plan with respect to periods ending on or before December 31, 2007 will be retained by RemainCo.
     5.3 Retiree Medical Coverage. Effective as of January 1, 2008, SpinCo adopted a retiree medical plan to provide retiree medical benefits substantially equivalent to those provided under the RemainCo Welfare Plan providing retiree medical benefits (the “RemainCo Retiree Medical Plan”) to SpinCo Participants who immediately prior to January 1, 2008 (or, with respect to a Transferred SpinCo Participant, the date of such Transferred SpinCo Participant’s transfer to the SpinCo Group) were participants in the RemainCo Retiree Medical Plan (such retiree medical plan, the “SpinCo Retiree Medical Plan” and such SpinCo Participants, the “SpinCo Retiree Medical Plan Participants”). The SpinCo Retiree Medical Plan shall provide retiree medical benefits to (i) SpinCo Participants who terminate employment on or after January 1, 2008 under conditions entitling them to benefits under such plan, and (ii) other individuals who terminate employment on or after January 1, 2008 under conditions entitling them to benefits under such plan who would have been SpinCo Participants on their date of termination if such date were the Distribution Date. SpinCo (acting directly or through a member of the SpinCo Group) shall be responsible for any and all liabilities (including liabilities for funding) with respect to the SpinCo Retiree Medical Plan. Effective as of January 1, 2008, SpinCo has

caused the SpinCo Retiree Medical Plan to assume, and to fully perform, pay and discharge, all accrued but unpaid benefits as of January 1, 2008, including incurred but unreported claims for benefits, and any credits under the RemainCo Retiree Medical Plan relating to all SpinCo Retiree Medical Plan Participants as of January 1, 2008 (or, with respect to a Transferred SpinCo Participant, the date of such Transferred SpinCo Participant’s transfer to the SpinCo Group).
     5.4 Time-Off Benefits. SpinCo shall credit each SpinCo Participant with the amount of accrued but unused vacation time, sick time and other time-off benefits as such SpinCo Participant had with the RemainCo Group as of the Distribution Date (or, with respect to a Transferred SpinCo Participant, the date of such Transferred SpinCo Participant’s transfer to the SpinCo Group). Notwithstanding the above, SpinCo shall not be required to credit any SpinCo Participant with any accrual to the extent that a benefit attributable to such accrual is provided by the RemainCo Group. RemainCo shall credit each Transferred RemainCo Participant with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Transferred RemainCo Participant had with the SpinCo Group as of the date of such Transferred RemainCo Participant’s transfer to the RemainCo Group. Notwithstanding the above, RemainCo shall not be required to credit any Transferred RemainCo Participant with any accrual to the extent that a benefit attributable to such accrual is provided by the SpinCo Group.
ARTICLE 6.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     6.1 SpinCo Supplemental Pension Plan.
          (a) Establishment of SpinCo SERP. Effective as of the Distribution Date, SpinCo shall, or shall cause a member of the SpinCo Group to, establish a non-qualified deferred compensation plan to benefit SpinCo Participants who have accrued, or were eligible to accrue, benefits under the RemainCo SERP immediately prior to the Distribution Date, the terms of which are substantially comparable, in the aggregate, to the terms of the RemainCo SERP as in effect immediately prior to the Distribution Date (the “SpinCo SERP”). Effective as of the Distribution Date, SpinCo hereby agrees to cause the SpinCo SERP to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the RemainCo SERP with respect to all SpinCo Participants therein. SpinCo (acting directly or through a member of the SpinCo Group) shall be responsible for any and all liabilities (including liability for funding) and other obligations with respect to the SpinCo SERP.
          (b) Continuation of Elections. As of the Distribution Date, SpinCo (acting directly or through a member of the SpinCo Group) shall cause the SpinCo SERP to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to SpinCo Participants under the RemainCo SERP to the extent such elections or designations are available under the SpinCo SERP until a new election that by its terms supersedes such original election is made by the SpinCo Participant in accordance with applicable law and the terms and conditions of the SpinCo SERP.

     6.2 SpinCo Board of Directors’ Deferred Compensation Plan.
          (a) Establishment of SpinCo Board of Directors’ Deferred Compensation Plan. Effective as of the Distribution Date, SpinCo shall, or shall cause a member of the SpinCo Group to, establish a non-qualified deferred compensation plan, the terms of which are substantially comparable, in the aggregate, to the terms of the RemainCo Board of Directors’ Deferred Compensation Plan as in effect immediately prior to the Distribution Date (the “SpinCo Board of Directors’ Deferred Compensation Plan”). Effective as of the Distribution Date, except as provided in paragraphs (b) and (c) below, SpinCo hereby agrees to cause the SpinCo Board of Directors’ Deferred Compensation Plan to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the RemainCo Board of Directors’ Deferred Compensation Plan with respect to all individuals who immediately prior to the Distribution were directors of RemainCo and who, after the Distribution Date, will serve as directors of SpinCo but not RemainCo (“SpinCo Directors”) who have accrued, or were eligible to accrue, benefits under the RemainCo Board of Directors’ Deferred Compensation Plan immediately prior to the Distribution Date. SpinCo (acting directly or through a member of the SpinCo Group) shall be responsible for any and all liabilities (including liability for funding) and other obligations with respect to the SpinCo Board of Directors’ Deferred Compensation Plan.
          (b) RemainCo/SpinCo Directors. With respect to each individual who immediately prior to the Distribution was a director of RemainCo and who, after the Distribution Date, will serve as a director of both RemainCo and SpinCo, SpinCo hereby agrees to cause the SpinCo Board of Directors’ Deferred Compensation Plan to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the RemainCo Board of Directors’ Deferred Compensation Plan with respect to the benefits accrued by such director under the RemainCo Board of Directors’ Deferred Compensation Plan immediately prior to the Distribution Date. For periods on and after the Distribution Date, (i) each such director shall be eligible to accrue benefits under the RemainCo Board of Directors’ Deferred Compensation Plan and the SpinCo Board of Directors’ Deferred Compensation Plan under the terms of each such plan, (ii) SpinCo (acting directly or through a member of the SpinCo Group) shall be responsible for any and all liabilities (including liability for funding) and other obligations with respect to the SpinCo Board of Directors’ Deferred Compensation Plan accrued thereunder by each such director on and after the Distribution Date, and (iii) RemainCo (acting directly or through a member of the RemainCo Group) shall be responsible for any and all liabilities (including liability for funding) and other obligations with respect to the RemainCo Board of Directors’ Deferred Compensation Plan accrued thereunder by each such director on and after the Distribution Date.
          (c) Benefits Payable in Stock. Notwithstanding anything herein to the contrary, effective as of the Distribution Date, with respect to any benefits accrued by a RemainCo director immediately prior to the Distribution Date under the RemainCo Board of Directors’ Deferred Compensation Plan that represent RemainCo Deferred Shares, the shares in each such individual’s RemainCo Deferred Share Account shall be replaced with adjusted RemainCo Deferred Shares and substitute SpinCo Deferred Shares. Immediately following the Distribution, (i) the number of RemainCo Deferred Shares in such individual’s RemainCo Deferred Share Account shall equal the number of RemainCo Deferred Shares in such RemainCo Deferred Share Account immediately prior to the Distribution, and (ii) the substitute

SpinCo Deferred Shares shall represent the number of shares of SpinCo common stock that such individual would have received in the Distribution had he held the number of shares in his RemainCo Deferred Share Account immediately prior to the Distribution, with the intention that such adjustment and substitution preserve the intrinsic value of the original RemainCo Deferred Shares. Effective as of the Distribution Date, SpinCo hereby agrees to cause the SpinCo Board of Directors’ Deferred Compensation Plan to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, with respect to the SpinCo Deferred Shares, and RemainCo hereby agrees to cause the RemainCo Board of Directors’ Deferred Compensation Plan to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, with respect to the RemainCo Deferred Shares as adjusted in accordance with this paragraph.
          (d) Continuation of Elections. As of the Distribution Date, SpinCo (acting directly or through a member of the SpinCo Group) shall cause the SpinCo Board of Directors’ Deferred Compensation Plan to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to SpinCo Directors and directors described in paragraph (b) above under the RemainCo Board of Directors’ Deferred Compensation Plan to the extent such elections or designations are available under the SpinCo Board of Directors’ Deferred Compensation Plan until a new election that by its terms supersedes such original election is made by such a director in accordance with applicable law and the terms and conditions of the SpinCo Board of Directors’ Deferred Compensation Plan.
     6.3 SpinCo Executive Deferred Compensation Program.
          (a) Establishment of SpinCo Executive Deferred Compensation Program. Effective as of the Distribution Date, SpinCo shall, or shall cause a member of the SpinCo Group to, establish a non-qualified deferred compensation plan, the terms of which are substantially comparable, in the aggregate, to the terms of the RemainCo Executive Deferred Compensation Program as in effect immediately prior to the Distribution Date (the “SpinCo Executive Deferred Compensation Program”). SpinCo (acting directly or through a member of the SpinCo Group) shall be responsible for any and all liabilities (including liability for funding) and other obligations with respect to the SpinCo Executive Deferred Compensation Program.
          (b) Allocation of Liabilities.
          (i) Cash Benefits. Effective as of the Distribution Date, SpinCo hereby agrees to cause the SpinCo Executive Deferred Compensation Program to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the RemainCo Executive Deferred Compensation Program with respect to benefits accrued thereunder by SpinCo Participants immediately prior to the Distribution Date that are payable in cash. Effective as of the Distribution Date, RemainCo hereby agrees to cause the RemainCo Executive Deferred Compensation Program to retain responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the RemainCo Executive Deferred Compensation Program with respect to benefits accrued thereunder by RemainCo Participants immediately prior to the Distribution Date that are payable in cash.
          (ii) Stock Benefits. Effective as of the Distribution Date, with respect to any benefits accrued by a RemainCo Participant or a SpinCo Participant immediately prior to the Distribution Date under the RemainCo Executive Deferred Compensation Program, the Hillenbrand Industries Stock Award Program, the Hillenbrand Industries Senior Executive Compensation Program, or any other similar program maintained by RemainCo that represent RemainCo Deferred Shares, the shares in each such individual’s RemainCo Deferred Share Account shall be replaced with adjusted RemainCo Deferred Shares and substitute SpinCo Deferred Shares. Immediately following the Distribution, the number of RemainCo Deferred Shares in such individual’s RemainCo Deferred Share Account shall equal the number of RemainCo Deferred Shares in such RemainCo Deferred Share Account immediately prior to the Distribution, and (ii) the substitute SpinCo Deferred Shares shall represent the number of             shares of SpinCo common stock that such individual would have received in the Distribution had he held the number of shares in his RemainCo Deferred Share Account immediately prior to the Distribution, with the intention that such adjustment and substitution preserve the intrinsic value of the original RemainCo Deferred Shares. Effective as of the Distribution Date, SpinCo hereby agrees to cause the SpinCo Executive Deferred Compensation Program to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, with respect to the SpinCo Deferred Shares, and RemainCo hereby agrees to cause the RemainCo Executive Deferred Compensation Program to assume responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, with respect to the RemainCo Deferred Shares as adjusted in accordance with this paragraph.
          (c) Continuation of Elections. As of the Distribution Date, SpinCo (acting directly or through a member of the SpinCo Group) shall cause the SpinCo Executive Deferred Compensation Program to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to SpinCo Participants under the RemainCo Executive Deferred Compensation Program to the extent such elections or designations are available under the SpinCo Executive Deferred Compensation Program until a new election that by its terms supersedes such original election is made by the SpinCo Participant in accordance with applicable law and the terms and conditions of the SpinCo Executive Deferred Compensation Program.
ARTICLE 7.
LONG-TERM INCENTIVE AWARDS
     7.1 Treatment of Outstanding RemainCo Options.
          (a) RemainCo Directors and Employees. RemainCo shall take any and all action as shall be necessary or appropriate, including without limitation approval of the provisions of this Agreement, so that each RemainCo Option held on the Distribution Date by (1) an individual who immediately prior to the Distribution was a director of RemainCo and who, after the Distribution Date, will serve as a director of RemainCo but not SpinCo, or (2) a RemainCo Participant (other than a Former RemainCo Employee) shall remain an option to purchase RemainCo common stock issued under the RemainCo Stock Plan or the RemainCo 1996 Stock Plan (each such option, a “Remaining RemainCo Option”). Each Remaining RemainCo Option shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding RemainCo Option immediately prior to the Distribution, including the terms and conditions relating to vesting and the post-termination exercise period, with the intention that such adjustment satisfy the requirements of Section 424 of the Code and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code. The exercise price and number of shares subject to each Remaining RemainCo Option shall be adjusted as follows: (i) the number of shares of RemainCo common stock subject to each such Remaining RemainCo Option shall be equal to the product of (x) the number of shares of RemainCo common stock subject to the corresponding RemainCo Option immediately prior to the Distribution Date and (y) the RemainCo Share Ratio, with fractional shares rounded to the nearest whole share and (ii) the per-share exercise price of each such Remaining RemainCo Option shall be equal to the product, rounded to the nearest cent, of (x) the per-share exercise price of the corresponding RemainCo Option immediately prior to the Distribution Date and (y) the RemainCo Price Ratio.
          (b) SpinCo Directors and Employees. RemainCo and SpinCo shall take any and all action as shall be necessary or appropriate, including without limitation approval of the provisions of this Agreement, so that each RemainCo Option held on the Distribution Date by (1) an individual who immediately prior to the Distribution was a director of RemainCo and who, after the Distribution Date, will serve as a director of SpinCo but not RemainCo, or (2) a SpinCo Participant (other than a Former SpinCo Employee) shall be replaced with a substitute SpinCo Option (each such option, an “SpinCo Option”) issued under the SpinCo Stock Plan, subject to terms and conditions after the Distribution that are substantially similar (to the extent practicable) to the terms and conditions applicable to the corresponding RemainCo Option immediately prior to the Distribution, including the terms and conditions relating to vesting and the post-termination exercise period, with the intention that such substitution satisfy the requirements of Section 424 of the Code and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code. The exercise price and number of shares subject to such SpinCo Option shall be determined as follows: (i) the number of shares of SpinCo common stock subject to each such SpinCo Option shall be equal to the product of (x) the number of shares of RemainCo common stock subject to the corresponding RemainCo Option immediately prior to the Distribution Date and (y) the SpinCo Share Ratio, with fractional shares rounded to the nearest whole share and (ii) the per-share exercise price of each such SpinCo Option shall be equal to the product, rounded to the nearest cent, of (x) the per-share exercise price of the corresponding RemainCo Option immediately prior to the Distribution Date and (y) the SpinCo Price Ratio. Such substitute SpinCo Option will take into account all employment with both RemainCo and SpinCo, and their respective subsidiaries and affiliates, for purposes of determining when the SpinCo Option becomes exercisable.
          (c) RemainCo/SpinCo Directors, Former RemainCo Directors and Former Employees. RemainCo and SpinCo shall take any and all action as shall be necessary or appropriate, including without limitation approval of the provisions of this Agreement, so that each RemainCo Option held on the Distribution Date by (1) an individual who immediately prior to the Distribution was a director of RemainCo and who, after the Distribution Date, will serve as a director of both RemainCo and SpinCo, (2) a Former RemainCo Director, (3) a Former RemainCo Employee, or (4) a Former SpinCo Employee shall be replaced with an adjusted RemainCo Option with an adjusted exercise price (a “Post-Distribution RemainCo Option”) and a substitute SpinCo Option issued under the SpinCo Stock Plan, subject to terms and conditions after the Distribution that are substantially similar (to the extent practicable) to the terms and conditions applicable to the corresponding RemainCo Option immediately prior to the Distribution, including the terms and conditions relating to vesting and the post-termination exercise period, with the intention that such adjustment and substitution satisfy the requirements of Section 424 of the Code and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code. Such replacement will be implemented in a manner such that immediately following the Distribution (i) the number of shares relating to the Post-Distribution RemainCo Option will be equal to the number of shares of RemainCo common stock subject to the RemainCo Option immediately prior to the Distribution, (ii) the number of shares subject to the substitute SpinCo Option will be equal to the number of shares of SpinCo common stock that the option holder would have received in the Distribution had the RemainCo common stock subject to the RemainCo Option represented outstanding shares of RemainCo common stock, and (iii) the per share option exercise price of the original RemainCo Option will be proportionally allocated between the Post-Distribution RemainCo Option and the substitute SpinCo Option based upon the RemainCo Post-Distribution Stock Value and the SpinCo Stock Value and rounded to the nearest cent. Each Post-Distribution RemainCo Option and substituted SpinCo Option adjusted from or substituted for an original RemainCo Option described in this Section 7.1(c), when combined, will preserve the intrinsic value of such original RemainCo Option, and each will preserve the ratio from the original option of the exercise price to the fair market value of the stock subject to the option. Such options will take into account all employment with both RemainCo and SpinCo, and their respective subsidiaries and affiliates, for purposes of determining when the options become exercisable.
          (d) Non-U.S. Employees. RemainCo Options held by non-U.S. RemainCo Participants and non-U.S. SpinCo Participants shall be treated in the same manner as set forth in paragraphs (a)-(c) above, as applicable, unless it is determined that such treatment would result in adverse tax consequences under applicable non-U.S. tax laws, in which case such RemainCo Options shall be adjusted in an alternative manner that will, to the extent possible, avoid such adverse tax consequences.
          (e) Amendments and Waivers. Prior to the Distribution Date, RemainCo shall amend the RemainCo Stock Plan and/or outstanding RemainCo Options, as necessary, to provide that neither the Distribution nor a transfer of employment in connection with the Distribution (i) between members of the RemainCo Group, (ii) between members of the SpinCo Group, (iii) from a member of the RemainCo Group to a member of the SpinCo Group, or (iv) from a member of the SpinCo Group to a member of the RemainCo Group shall constitute a termination of employment for purposes of such RemainCo Options. Prior to the Distribution Date, RemainCo shall waive any applicable exercise or forfeiture restrictions with respect to outstanding RemainCo Options under the RemainCo 1996 Stock Plan held by SpinCo Participants that would otherwise apply as a result of the Distribution or a transfer of employment from a member of the RemainCo Group to a member of the SpinCo Group in connection with the Distribution so that neither the Distribution nor any such transfer shall cause such RemainCo Options to expire.
          (f) Exercise of Options. Upon the exercise of a SpinCo Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) SpinCo in accordance with the terms of the SpinCo Option, and SpinCo shall be solely responsible for the issuance of SpinCo common stock, for ensuring the withholding of all applicable tax on behalf of the employing entity of such holder, and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the exercise of a Remaining RemainCo Option or a Post-Distribution RemainCo Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) RemainCo in accordance with the terms of the Remaining RemainCo Option or Post-Distribution RemainCo Option, and RemainCo shall be solely responsible for the issuance of RemainCo common stock, for ensuring the withholding of all applicable tax on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder.
          (g) Restriction on Exercisability of Options. The Parties acknowledge and agree that blackout periods may be implemented with respect to the Remaining RemainCo Options, Post-Distribution RemainCo Options and the SpinCo Options for administrative reasons in accordance with the terms of the RemainCo Stock Plan or the SpinCo Stock Plan, as applicable.
     7.2 Treatment of Outstanding RemainCo Deferred Stock Awards.
          (a) RemainCo Directors and Employees. Subject to Section 7.2(d), RemainCo and SpinCo shall take any and all action as shall be necessary or appropriate, including without limitation approval of the provisions of this Agreement, so that, as of the Distribution Date, the number of shares of RemainCo Deferred Stock in the RemainCo Deferred Stock Account of (1) an individual who immediately prior to the Distribution was a director of RemainCo and who, after the Distribution Date, will serve as a director of RemainCo but not SpinCo, and (2) a RemainCo Participant (other than a Former RemainCo Employee) shall be adjusted such that the number of shares of RemainCo Deferred Stock in such RemainCo Deferred Stock Account shall equal the product of (x) the number of shares of RemainCo Deferred Stock in the RemainCo Deferred Stock Account immediately prior to the Distribution, multiplied by (y) the RemainCo Share Ratio. Such adjustment shall be intended to preserve the intrinsic value of the original RemainCo Deferred Stock Award and to avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.
          (b) SpinCo Directors and Employees. Subject to Section 7.2(d), RemainCo and SpinCo shall take any and all action as shall be necessary or appropriate, including without limitation approval of the provisions of this Agreement, so that each RemainCo Deferred Stock Award held by (1) an individual who immediately prior to the Distribution was a director of RemainCo and who, after the Distribution Date, will serve as a director of SpinCo but not RemainCo, and (2) a SpinCo Participant (other than a Former SpinCo Employee) will be replaced with a substitute SpinCo Deferred Stock Award issued under the SpinCo Stock Plan, subject to terms and conditions after the Distribution that are substantially similar (to the extent practicable) to the terms and conditions applicable to the corresponding RemainCo Deferred Stock Award immediately prior to the Distribution, with the intention that such substitution avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code. It is intended that each substitute SpinCo Deferred Stock Award will preserve the intrinsic value of the original RemainCo Deferred Stock Award for which it was substituted by representing a number of shares of SpinCo common stock equal to the product of (x) the number of shares of RemainCo Deferred Stock in the RemainCo Deferred Stock Account immediately prior to the Distribution, multiplied by (y) the SpinCo Share Ratio. The Parties agree that unvested RemainCo Deferred Stock Awards (other than performance-based RemainCo Deferred Stock Awards) granted prior to December 2007 and held by individuals who immediately prior to the Distribution are employees of a member of the SpinCo Group shall become fully vested as of the Distribution Date and shall be paid according to their terms as adjusted in accordance with this paragraph.
          (c) RemainCo/SpinCo Directors and Former RemainCo Directors. RemainCo and SpinCo shall take any and all action as shall be necessary or appropriate, including without limitation approval of the provisions of this Agreement, so that (1) each individual who immediately prior to the Distribution was a director of RemainCo and who, after the Distribution Date, will serve as a director of both RemainCo and SpinCo, and (2) each Former RemainCo Director will have each of his RemainCo Deferred Stock Awards replaced with an adjusted RemainCo Deferred Stock Award and a substitute SpinCo Deferred Stock Award issued under the SpinCo Stock Plan, subject to terms and conditions after the Distribution that are substantially similar (to the extent practicable) to the terms and conditions applicable to the corresponding RemainCo Deferred Stock Award immediately prior to the Distribution, with the intention that such adjustment and substitution avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code. Immediately following the Distribution (i) the number of shares of RemainCo Deferred Stock in such individual’s RemainCo Deferred Stock Account shall equal the number of shares of RemainCo Deferred Stock in such RemainCo Deferred Stock Account immediately prior to the Distribution, and (ii) the substitute SpinCo Deferred Stock Award shall represent the number of shares of SpinCo common stock that such individual would have received in the Distribution had he held the number of shares in his RemainCo Deferred Stock Account immediately prior to the Distribution, with the intention that such adjustment and substitution avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.
          (d) Deferred Stock Awards with Deferred Payment. Notwithstanding Sections 7.2(a) and (b), RemainCo and SpinCo shall take any and all action as shall be necessary or appropriate, including without limitation approval of the provisions of this Agreement, so that each RemainCo Participant and each SpinCo Participant who has made an election to defer payment of a RemainCo Deferred Stock Award will have the portion of their RemainCo Deferred Stock Awards to which such election applies replaced with an adjusted RemainCo Deferred Stock Award and a substitute SpinCo Deferred Stock Award issued under the SpinCo Stock Plan. Immediately following the Distribution, with respect to the portion of the RemainCo Deferred Stock Awards to which the deferral election applies, (i) the number of shares of RemainCo Deferred Stock in such individual’s RemainCo Deferred Stock Account shall equal the number of shares of RemainCo Deferred Stock in such RemainCo Deferred Stock Account immediately prior to the Distribution, and (ii) the substitute SpinCo Deferred Stock Award shall represent the number of shares of SpinCo common stock that such individual would have received in the Distribution had he held the number of shares in his RemainCo Deferred Stock Account immediately prior to the Distribution, with the intention that such adjustment and substitution preserve the intrinsic value of the original RemainCo Deferred Stock Award and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.
          (e) Non-U.S. Employees. RemainCo Deferred Stock Awards held by non-U.S. RemainCo Participants and non-U.S. SpinCo Participants shall be treated in the same manner as set forth in paragraphs (a)-(d) above, as applicable, unless it is determined that such treatment would result in adverse tax consequences under applicable non-U.S. tax laws, in which case such RemainCo Deferred Stock Awards shall be adjusted in an alternative manner that will, to the extent possible, avoid such adverse tax consequences.
          (f) Amendments. Prior to the Distribution Date, RemainCo shall amend the RemainCo Stock Plan and/or outstanding RemainCo Deferred Stock Awards, as necessary, to provide that (i) neither the Distribution nor a transfer of employment in connection with the Distribution (A) between members of the RemainCo Group, (B) between members of the SpinCo Group, (C) from a member of the RemainCo Group to a member of the SpinCo Group, or (D) from a member of the SpinCo Group to a member of the RemainCo Group shall constitute a termination of employment for purposes of such RemainCo Deferred Stock Awards, and (ii) awards that were granted on April 5, 2007 that are subject to vesting based on certain performance goals shall vest based solely on the achievement of the performance goals of each holder’s post-Distribution employer (i.e., RemainCo or SpinCo). Prior to the Distribution Date, RemainCo shall amend the RemainCo Stock Plan and RemainCo Deferred Stock Awards held by RemainCo directors who, after the Distribution, will serve as directors of SpinCo, as necessary, to allow such directors to make new elections providing that the underlying common stock will be delivered on the six month anniversary of the date the director ceases to be a director of SpinCo, provided that any such election to defer shall be conditioned on the occurrence of the Distribution.
          (g) Vesting and Distribution of Deferred Stock Awards. Except with respect to the RemainCo Deferred Stock Awards that vest as described in Section 7.2(b), upon the vesting of the RemainCo Deferred Stock Awards, RemainCo shall be solely responsible for the settlement of all RemainCo Deferred Stock Awards, regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the RemainCo Deferred Stock Awards that vest as described in Section 7.2(b) and the SpinCo Deferred Stock Awards, SpinCo shall be solely responsible for the settlement of all such awards, regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder.
     7.3 Cooperation. Each of the Parties shall establish an appropriate administration system in order to handle, in an orderly manner, exercises of RemainCo Options and SpinCo Options and the settlement of RemainCo Deferred Stock Awards and SpinCo Deferred Stock Awards. Each of the Parties will work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Securities Exchange Act and other applicable laws.
     7.4 SEC Registration. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the long-term incentive awards described in this Article VII, to the extent any such registration statement is required by applicable law.
     7.5 Savings Clause. The Parties hereby acknowledge that the provisions of this Article VII are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.
ARTICLE 8.
ADDITIONAL COMPENSATION MATTERS; SEVERANCE
     8.1 Annual Incentive Awards.
          (a) SpinCo Assumption of Annual Incentive Liability. Effective as of the Distribution Date, SpinCo shall assume or retain, as applicable, responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any annual incentive awards that any SpinCo Participant is eligible to receive with respect to fiscal year 2008 and, effective as of the Distribution Date, RemainCo shall have no obligation with respect to any such annual incentive award.
          (b) RemainCo Assumption of Annual Incentive Liability. Effective as of the Distribution Date, RemainCo shall assume or retain, as applicable, responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any annual incentive awards that any RemainCo Participant is eligible to receive with respect to fiscal year 2008 and, effective as of the Distribution Date, SpinCo shall have no obligation with respect to any such annual incentive award.
          (c) Establishment of SpinCo Annual Incentive Plan. Effective as of the Distribution Date, SpinCo shall have adopted an annual incentive plan which shall permit the issuance of annual incentive awards on terms and conditions substantially comparable to those under the RemainCo Short-Term Incentive Compensation Plan (provided that the payment amounts and individual performance criteria shall be established in the discretion of the SpinCo Board of Directors or the SpinCo Committee).
          (d) Adjustment of Outstanding Awards. Effective as of the Distribution Date, RemainCo and SpinCo shall adjust any outstanding annual incentive awards for RemainCo Participants and SpinCo Participants, respectively, so that such awards’ payout calculations shall be based solely on the RemainCo Participants’ and SpinCo Participants’ post-Distribution employer’s financial performance.

     8.2 Individual Arrangements.
          (a) RemainCo Individual Arrangements. RemainCo acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any liabilities and the payment or performance of any obligations arising out of or relating to any employment, consulting, non-competition, retention or other compensatory arrangement previously provided by any member of the RemainCo Group or SpinCo Group to any RemainCo Participant, including life insurance policies not held in any trust and covering any RemainCo Participant.
          (b) SpinCo Individual Arrangements. SpinCo acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any liabilities and the payment or performance of any obligations arising out of or relating to any employment, consulting, non-competition, retention or other compensatory arrangement previously provided by any member of the RemainCo Group or SpinCo Group to any SpinCo Participant, including life insurance policies not held in any trust and covering any SpinCo Participant.
     8.3 Severance Plans.
          (a) Establishment of SpinCo Severance Plans. Effective as of the Distribution Date, SpinCo shall take all steps necessary to establish for SpinCo Employees a severance plan which provides severance benefits comparable to those provided under the RemainCo Severance Plan (such SpinCo severance plan referred to herein as the “SpinCo Severance Plan”).
          (b) Assumption of Severance Liabilities. Effective as of the Distribution Date, SpinCo shall assume or retain, as applicable, responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any severance benefit to which a SpinCo Participant is entitled under a RemainCo Severance Plan as of the Distribution Date. Likewise, RemainCo shall assume or retain, as applicable, responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any severance benefit to which a RemainCo Participant is entitled under a RemainCo Severance Plan as of the Distribution Date.
          (c) Effect of the Separation on Severance. RemainCo and SpinCo acknowledge and agree that the transaction contemplated by the Distribution Agreement, in and of itself, will not constitute a termination of employment of any SpinCo Participant for purposes of any policy, plan, program or agreement of RemainCo or SpinCo or any member of the RemainCo Group or SpinCo Group that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment.
     8.4 Workers’ Compensation Liabilities.
          (a) Pre-Distribution Date Claims. Except as set forth below, (i) all workers’ compensation liabilities relating to, arising out of, or resulting from any claim by a SpinCo Employee or Former SpinCo Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before the Distribution Date shall be retained by SpinCo, and (ii) all workers’ compensation liabilities relating to, arising out of, or resulting from any claim by a RemainCo Employee or Former RemainCo Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before the Distribution Date shall be retained by RemainCo. Notwithstanding the foregoing, (i) RemainCo shall retain any workers’ compensation liability relating to, arising out of, or resulting from any claim by a SpinCo Employee or Former SpinCo Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, as of a date such that, had such date been the Distribution Date, the individual would have been a RemainCo Participant, and (ii) SpinCo shall retain any workers’ compensation liability relating to, arising out of, or resulting from any claim by a RemainCo Employee or Former RemainCo Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, as of a date such that, had such date been the Distribution Date, the individual would have been a SpinCo Participant.
          (b) Post-Distribution Date Claims. All workers’ compensation liabilities relating to, arising out of, or resulting from any claim by a SpinCo Employee or Former SpinCo Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by SpinCo. All workers’ compensation liabilities relating to, arising out of, or resulting from any claim by a RemainCo Employee or Former RemainCo Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by RemainCo.
          (c) General. For purposes of this Section 8.4, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or an occupational disease becomes manifest, as the case may be. RemainCo and SpinCo shall cooperate in good faith with respect to the notification to appropriate governmental agencies of the Distribution and the issuance of new workers’ compensation insurance policies or program of self-insurance and claims handling contracts.
     8.5 Sections 162(m)/409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code (to the extent that such result is intended under the applicable RemainCo Benefit Plan), and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.
     8.6 Director Fees. RemainCo shall retain responsibility for the payment of any fees payable in respect of service on the RemainCo Board of Directors that are payable but not yet paid as of the Distribution Date, and SpinCo shall have no responsibility for any such payments.

ARTICLE 9.
INDEMNIFICATION
     9.1 General Indemnification. Any claim for indemnification under this Agreement shall be governed by, and be subject to, the provisions of Article III of the Distribution Agreement, which provisions are hereby incorporated by reference into this Agreement and any references to “Agreement” in such Article III as incorporated herein shall be deemed to be references to this Agreement.
ARTICLE 10.
GENERAL AND ADMINISTRATIVE
     10.1 Separate Plans. Each SpinCo Benefit Plan is intended to constitute a separate, “single employer” plan so that no “multiple employer” plan (as described in Code Section 413(c)) or “multiple employer welfare arrangement” (as defined in ERISA Section 3(40)) shall exist with respect to RemainCo and SpinCo. Notwithstanding the foregoing, RemainCo and SpinCo may arrange with third parties providing services with respect to RemainCo Benefit Plans immediately prior to the Distribution (including, but not limited to, administrative services, claims processing services, trustee services and stop-loss coverage) to continue such services on a shared basis for a period of time after the Distribution Date. RemainCo and SpinCo agree to share the costs of any such shared services during such period on a per-participant basis.
     10.2 Sharing Of Information. RemainCo and SpinCo (acting directly or through their respective affiliates) shall provide to the other and their respective agents and vendors all information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its Benefit Plans and to determine the scope of, as well as fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such information available outside of its normal business hours and premises. Any information shared or exchanged pursuant to this Agreement shall be subject to the confidentiality requirements set forth in the Distribution Agreement. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.
     10.3 Reasonable Efforts/Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including adopting plans or plan amendments. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or any other filing, consent or approval with respect to or by a Governmental Authority.

     10.4 Employer Rights. Nothing in this Agreement shall prohibit SpinCo or any SpinCo affiliate from amending, modifying or terminating any SpinCo Benefit Plan at any time within its sole discretion. In addition, nothing in this Agreement shall prohibit RemainCo or any RemainCo affiliate from amending, modifying or terminating any RemainCo Benefit Plan at any time within its sole discretion.
     10.5 Effect on Employment. Nothing in this Agreement is intended to confer upon any employee or former employee of RemainCo, SpinCo or either of their respective affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.
     10.6 Consent Of Third Parties. If any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.
     10.7 Access To Employees. Following the Distribution Date, RemainCo and SpinCo shall, or shall cause each of their respective affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between RemainCo and SpinCo) to which any employee, director or Benefit Plan of the RemainCo Group or SpinCo Group is a party and which relates to their respective Benefit Plans prior to the Distribution Date. The Party to whom an employee is made available in accordance with this Section 10.7 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.
     10.8 Beneficiary Designation/Release Of Information/Right To Reimbursement. To the extent permitted by applicable law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to SpinCo Participants under RemainCo Benefit Plans shall be transferred to and be in full force and effect under the corresponding SpinCo Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant SpinCo Participant.
     10.9 Not A Change In Control. The Parties hereto acknowledge and agree that the transactions contemplated by the Distribution Agreement and this Agreement do not constitute a “change in control” for purposes of any RemainCo Benefit Plan or SpinCo Benefit Plan.
ARTICLE 11.
MISCELLANEOUS
     11.1 Effect If Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Distribution

Date, then all actions and events that are, under this Agreement, to be taken or occur effective prior to, as of or following the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to in writing by RemainCo and SpinCo and neither Party shall have any liability or further obligation to the other Party under this Agreement.
     11.2 Relationship Of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.
     11.3 Affiliates. Each of RemainCo and SpinCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their affiliates, respectively.
     11.4 Notices. All notices, requests, claims, demands and other communications under this Agreement, as between the Parties, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next following Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.4):
To RemainCo:
Hillenbrand Industries, Inc. (to be renamed Hill-Rom Holdings, Inc.)
700 State Route 46 East
Batesville, IN 47006-8835
c/o Corporate Secretary
To SpinCo:
Batesville Holdings, Inc. (to be renamed Hillenbrand, Inc.)
One Batesville Boulevard
Batesville, IN 47006-8835
c/o Corporate Secretary
     11.5 Entire Agreement. This Agreement, the Distribution Agreement, and each other related agreement, including any annexes, schedules and exhibits hereto and thereto, as well as any other agreements and documents referred to herein and therein, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit hereto, the Exhibit shall prevail.

     11.6 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.
     11.7 Amendments. Subject to the terms of Section 11.8 of this Agreement, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.
     11.8 Termination, Etc. This Agreement (including Article IX hereof (Indemnification)) may be terminated and abandoned at any time prior to the Distribution Date by and in the sole discretion of RemainCo without the approval of SpinCo or the stockholders of RemainCo and it shall be deemed terminated if and when the Distribution Agreement is terminated. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other Person. After the Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.
     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.
     11.10 Dispute Resolution. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any contract relating to the use or lease of real property if any third party is a necessary party to such controversy, dispute or claim) (collectively, “Agreement Dispute”), shall be governed by, and be subject to, the provisions of Article VI of the Distribution Agreement, which provisions (and related defined terms) are hereby incorporated by reference into this Agreement and any references to “Agreement” in such Article VI as incorporated herein shall be deemed to be references to this Agreement; provided, however, any references to “Agreement” or “Agreement Disputes” in such Article VI as incorporated herein shall be deemed to be references to this Agreement and Agreement Disputes as defined in this Agreement. Notwithstanding the foregoing provisions of this Section 11.10, (i) disputes regarding the amount of the Final Pension Plan Transfer Amount or True-Up Amount shall be determined exclusively pursuant to the dispute resolution procedures set out in Section 3.2 of this Agreement, (ii) no notice of dispute relating to the characterization of an individual as a RemainCo Employee, SpinCo Employee, Former RemainCo Employee or Former SpinCo Employee may be provided under this Section 11.10 more than one hundred eighty (180) days after the Distribution, and (iii) no notice of dispute may be provided under this Section 11.10 after the second anniversary of the Distribution Date.
     11.11 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.12 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.
     11.13 Assignment. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that, a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its assets; and provided, further, that the surviving entity of such merger or the transferee of such assets shall agree in writing, reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.
     11.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     11.15 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
     11.16 Exhibits. The Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
     11.17 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with Section 11.10 of this Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any Indiana Court, and (iii) enforcement of any such award of an arbitral tribunal or an Indiana Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.
     11.18 Waiver of Jury Trial. SUBJECT TO SECTIONS 11.10 AND 11.17 OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.18.
     11.19 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other Party of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.
     11.20 Authorization. Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party, that this Agreement constitutes a legal, valid and binding obligation of each such Party and that the execution, delivery and performance of this Agreement by such Party does not contravene or conflict with any provision of law or of its charter or bylaws or any material agreement, instrument or order binding on such Party.
     11.21 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
     11.22 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

HILLENBRAND INDUSTRIES, INC.
By:
Name:	Peter H. Soderberg
Title:	President and Chief Executive Officer

BATESVILLE HOLDINGS, INC.
By:
Name:	Kenneth A. Camp
Title:	President and Chief Executive Officer

EXHIBIT A
Assumptions And Valuation Methodology for Purposes of Section 3.2(b)
Mortality Rates — Per PBGC Regulation Section 4044.53.
Interest Rates — Per PBGC Regulation Section 4044.52 and Appendix B thereto.
Expected Retirement Age — Per Regulation Section 4044.55 and assuming beginning-of-year decrement. Early retirement subsidies will be taken into account in the value of accrued benefits by reflecting a grow-in of early retirement eligibility by including projected future eligibility service.
Preretirement Withdrawal/Disability Rates — None assumed.
Expense Loading — None assumed.

EXHIBIT B
RemainCo Welfare Plans
Medical Plan
Dental Plan
Vision Plan
Basic Employee Life Insurance
Supplemental Life and Dependent Life Insurance
Basic Employee AD&D
Voluntary AD&D and Dependent AD&D
Long Term Disability
Voluntary Long Term Disability
Short Term Disability
Employee Assistance Program
Health Care Flexible Spending Account
Dependent Care Flexible Spending Account
Adoption Assistance Flexible Spending Account
Limited Scope Flexible Spending Account
Business Travel Accident
Tuition Reimbursement
Vacation and Holiday Policies

EXHIBIT C
Transferred RemainCo Participants
Back, Brigid
Betz, Mike K.
Bibee, Nicole
Breheim, Ken A.
Briggs, Steven R.
Clayton, David D.
Crawford, Barbara L.
Fletcher, Jerry
Harris, Jermaine W.
McClanahan, Shawn P.
Merkel, Laura
Newman, Heather R.
Patterson, Marci M.
Schneider, Frank T.
Seagren, Lynne M.
Shaw, Anna
Todd, Michael A.
Wolter, Adam J.

EXHIBIT D
Transferred SpinCo Participants
Barnhorst, Scott
Bischoff, Mary
Bowers, Sue
Brack, Robert
Branstetter, Gayle
Clarke, Dan
Faust, Richard
Goins, Glenn
Heinlein, Merrilee
Kinker, Michael
Kuntz, Eric
Lake, Barry
Lanning, Mark
Mehlon, Gerald
Russell, Kay
Vankirk, James